Exhibit 10.1
AGREEMENT OF GUARANTY AND SURETYSHIP (COMPLETION)
THIS AGREEMENT OF GUARANTY AND SURETYSHIP (COMPLETION) (this "Agreement") is made as of January 17, 2014 by FORESTAR GROUP INC., a Delaware corporation with an address at 6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746 ("Guarantor"), to and for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association with an address at PNC Bank, National Association, P.O. Box 25965, Shawnee Mission, KS 66225-5965, and for overnight mail, PNC Bank, National Association, 10851 Mastin, Suite 300, Overland Park, KS 66210, Phone: (913) 253-9000 ("Lender").
WITNESSETH:
WHEREAS, as more fully provided in that certain Construction Loan Agreement of even date herewith, between Lender and CREA FMF NASHVILLE LLC, a Delaware limited liability company ("Borrower") (such Construction Loan Agreement, as the same may hereafter be amended, modified, supplemented, or restated, being hereinafter called the "Loan Agreement"), Lender has agreed to make a construction loan to Borrower (the "Loan") in a principal amount not exceeding FIFTY-ONE MILLION NINE HUNDRED FIFTY THOUSAND and 00/100 DOLLARS ($51,950,000); and
WHEREAS, Guarantor will benefit from the making of the Loan.
NOW, THEREFORE, to induce Lender to make the Loan, and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, Guarantor hereby covenants and agrees as follows:
1.Unless otherwise defined herein, all capitalized terms herein (including without limitation "Obligations") shall have the meanings ascribed to them in the Loan Agreement.
2.Guarantor hereby unconditionally guarantees and becomes surety for the following obligations (hereinafter collectively referred to as the "Guaranteed Obligations"):
(a)Borrower shall construct, equip and complete the Improvements to be constructed by Borrower pursuant to and in accordance with the Loan Agreement and in accordance with the Plans on or before the Required Completion Date and shall pay all costs and expenses and shall pay, perform and discharge all liabilities and obligations with respect to the construction, equipping and completion of the Improvements;
(b)Borrower shall at all times keep the Property (as defined in the Deed of Trust) free and clear of all Liens (other than Permitted Encumbrances) and claims which may arise from or in any way relate to the construction, equipping and completion of the Improvements, including, without limitation, Liens and claims of any and all persons and entities performing labor or furnishing materials, or both, with respect to the Improvements; and

(c)Borrower shall promptly discharge all other obligations, liabilities, costs and expenses relating to the completion of the Improvements.
3.If Borrower does not do the matters specified in Section 2 hereof on or before the times such matters are to be done by Borrower (in accordance with the applicable Loan Documents), Guarantor unconditionally and irrevocably covenants and agrees that it shall at its sole cost and expense:
(a)    construct, equip and complete the Improvements on or before the times required by, and otherwise in accordance with, the Loan Agreement and substantially in accordance with the Plans and pay all costs and expenses and discharge all liabilities, with respect to such construction, equipping and completion;
(b)    remove all Liens (other than Permitted Encumbrances) and satisfy all claims affecting the Project which may arise from or in any way relate to the construction, equipping, or completion of the Improvements, including, without limitation, the Liens and claims of any and all persons and entities performing labor or furnishing materials, or both, with respect to the Improvements;
(c)    discharge the obligations, liabilities, costs and expenses referred to in Section 2(c); and
(d)    pay all other costs and expenses related to the completion of the Improvements, including all expenses incurred by or on behalf of Lender and all monies advanced by Lender, at its option, to secure, protect, partially complete or complete in full the Improvements.
In the event that Guarantor is required to perform the obligations set forth in Section 3(a) of this Guaranty, Guarantor shall have the right, subject to the terms and conditions of the Loan Agreement, to draw and use any undisbursed Loan funds to complete the Improvements (which funds shall be disbursed and used only in accordance with the Loan Agreement including without limitation the receipt by Lender of materials (including lien waivers, invoices, certificates and similar items) required by the Loan Agreement and the deposit by Borrower or Guarantor with Lender of any amount required pursuant to Section 6.7 of the Loan Agreement) so long as:
(A)Guarantor is diligently pursuing completion of construction of the Improvements as provided above;
(B)neither Borrower nor Guarantor is or becomes a debtor in any state or federal bankruptcy or insolvency proceeding;
(C)such disbursements of Loan proceeds to Guarantor shall be secured by the Mortgage with the same priority as all previous advances to Borrower;

(D)no transfer, sale, conveyance, mortgage, hypothecation, pledge, assignment or other disposition in violation of the Loan Agreement or other Loan Documents has occurred;
(E)there is no continuing Event of Default under the Loan Documents, other than any Event of Default not related to subclauses (B) or (D) above and which cannot be cured by the payment of money which either (x) Guarantor is proceeding diligently and continuously to cure or (y) is not reasonably susceptible of being cured by Guarantor;
(F)no additional Event of Default shall have occurred and be continuing following the date demand has been made for Guarantor's performance of this Guaranty; and
(G)no Potential Default or Event of Default relating to Guarantor hereunder shall exist and be continuing.
The suspension or other termination of Lender's fundings as a result of a failure of any of the foregoing conditions shall not affect Guarantor's obligations under this Agreement.
4.Lender shall have and may exercise, in addition to all other rights, privileges, or remedies available to it hereunder and by law, the specific rights and remedies, exercisable by Lender in its discretion, to sue for and obtain specific performance by Guarantor of the Guaranteed Obligations set forth herein, all at sole the cost of Guarantor.
5.IN THE EVENT OF ANY DEFAULT BY GUARANTOR HEREUNDER, GUARANTOR SHALL INDEMNIFY AND DEFEND LENDER AGAINST, AND HOLD LENDER HARMLESS FROM ALL LIABILITY, DAMAGE, COST AND EXPENSE, INCLUDING COSTS OF SUIT AND REASONABLE ATTORNEYS' FEES, WHICH LENDER MAY INCUR BY REASON OF SUCH DEFAULT BY GUARANTOR.
6.Lender may, at its option, proceed to enforce this Agreement against Guarantor without first proceeding against Borrower or any other person or guarantor and without first resorting to any security held by Lender as security or to any other remedies, and the liability of Guarantor hereunder shall be in no manner affected or impaired by any failure, delay, neglect, omission or election by Lender not to realize upon or pursue any security or persons liable for the Obligations.
7.Lender, from time to time and before or after any Event of Default by Borrower under the Loan Agreement, and with or without further notice to or assent from Guarantor, and without in any manner affecting the liability of Guarantor, and upon such terms and conditions as it may deem advisable, may: (a) extend in whole or in part (by renewal or otherwise), modify, accelerate, change or release (or consent to any of the foregoing) the Loan Documents and any other agreements, documents or instruments in any way related to the Guaranteed Obligations or the Obligations, or waive any default with respect thereto; (b) sell, release, surrender, modify, impair, exchange, substitute or extend any and all security at any time held by Lender as security for the payment or performance of the Obligations; and (c) settle, adjust or compromise any claim of Lender against Borrower or any other person secondarily or otherwise liable (including, but not limited to, any other guarantor) for the Obligations. Guarantor hereby ratifies and confirms any such extension, renewal, change, release, waiver, surrender, exchange, modification, impairment, substitution, settlement, adjustment, compromise or consent and agree that the same shall be binding upon Guarantor, and Guarantor hereby expressly waives any and all defenses, counterclaims or offsets which Guarantor might or could have by reason thereof, it being understood that Guarantor shall at all times be bound by this Agreement and remain liable to Lender hereunder until all of the Guaranteed Obligations shall have been performed in full. Guarantor agrees that the Guaranteed Obligations hereunder shall not be discharged, limited or otherwise affected by any circumstances which otherwise would constitute an equitable discharge of Guarantor as surety or guarantor.
8.Lender may, without the consent of Guarantor, at any time and from time to time: (a) amend any provisions of the Loan Agreement, any other Loan Documents and any other agreements, instruments or documents relating in any way to the Guaranteed Obligations or the Obligations, including any change in the interest rate therein, any change in the time or manner of payment thereunder, and any change in the obligations to be performed thereunder; (b) make any agreement with Borrower for the extension, renewal, modification, payment, compounding, compromise, discharge, exchange, settlement, waiver or release of any provision of the Loan Agreement, Loan Documents, and any other agreements, documents or instruments relating in any way to the Guaranteed Obligations or the Obligations, or of any person liable for or any security for the performance of any of the Guaranteed Obligations or the Obligations, without notice to or the consent of Guarantor; and (c) without limiting the generality of the foregoing, surrender to Borrower, or to deal with or modify the form of, any security which Lender may at any time hold to secure the performance of any of the Guaranteed Obligations or the Obligations, and the Guaranteed Obligations herein undertaken by Guarantor shall not be impaired or affected by any of the foregoing but shall include any other obligations thereby undertaken by Borrower.
9.Guarantor hereby waives all requirements that Lender shall institute any action or proceedings at law or in equity against Borrower or anyone else or with respect to any other security held by Lender as a condition precedent to bringing an action against Guarantor upon this Agreement, and Guarantor further agrees to make and perform the Guaranteed Obligations hereunder whether or not any one or more of the following events have occurred: (a) Lender has made any demand on Borrower; (b) Lender has taken any action of any nature against or has pursued any rights which Lender has against any other person, partnership, corporation, association, or entity who may be liable for performance of the Guaranteed Obligations; (c) Lender holds or has resorted to any security for the Obligations or the Guaranteed Obligations; or (d) Lender has invoked any other remedies or rights Lender has available with respect to the Obligations or the Guaranteed Obligations. Guarantor's obligations hereunder as guarantor and surety are unconditional and Guarantor agrees to perform the Guaranteed Obligations even if the Agreement, any other Loan Document or any other agreement, document or instrument relating in any way to the Guaranteed Obligations is for any reason invalid or unenforceable. All remedies afforded to Lender by reason of this Agreement are separate and cumulative remedies and none of such remedies, whether exercised by Lender or not, shall be deemed to be in exclusion of any one of the other remedies available to Lender, and shall not in any way limit or prejudice any other legal or equitable remedy available to Lender.
10.Guarantor shall not be released by any act or thing which might, but for this provision of this Agreement, be deemed to be an equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay of Lender or its failure to proceed promptly or otherwise in the enforcement of the Loan Agreement, this Agreement, any other Loan Document, or any other agreement, document or instrument relating in any way to the Obligations or any other liabilities of Borrower to Lender or the Guaranteed Obligations, and Guarantor hereby expressly waives and surrenders any defense to his liability under this Agreement based upon any of the foregoing acts, things, agreements or waivers.
11.Guarantor hereby waives presentment for payment, demand, protest, notice of protest and of dishonor, notice of acceptance hereof, notices of default and all other notices now or hereafter provided by law.
12.Guarantor hereby agrees that this instrument contains the entire agreement between the parties and there is and can be no other oral or written agreement or understanding whereby the provisions of this instrument have been or can be affected, varied, waived or modified in any manner unless the same be set forth in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
13.This Agreement is and shall be deemed to be a contract entered into under and pursuant to the laws of the State of New York and shall be binding upon Guarantor and its successors and assigns. Guarantor agrees that any state or federal court in New York County, New York and of the United States District Court for the Southern District of New York and any appellate court from any of the foregoing shall have non‑exclusive jurisdiction and venue with respect to all actions by or against Guarantor under or pursuant to this Agreement and hereby consents to the jurisdiction of such courts and to service of process, effective upon receipt by personal service, overnight express delivery or registered or certified mail to Guarantor at the address given below Guarantor's signature hereto. Guarantor shall promptly notify Lender in writing of any change in Guarantor's address.
14.Guarantor shall not, by reason of the performance of the terms and provisions of this Agreement, succeed to or be subrogated to the rights and privileges of Lender against Borrower or be deemed to be the successor or assign of Lender, unless and until each and every indebtedness, liability and obligation of Borrower to Lender shall have been fully paid, performed and discharged.
15.No delay on the part of Lender in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights. All of the rights, powers and remedies hereunder and under any other agreement entered into between Guarantor and Lender, and notwithstanding whether such rights, powers and remedies arise by virtue of non-payment of the indebtedness, liability and obligations, or otherwise, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all of Lender's rights, powers and remedies provided by Law.
16.Guarantor agrees to pay all costs and expenses which may be incurred by Lender, its successors and assigns, in the enforcement of this Agreement or otherwise relating to this Agreement, including, but not limited to, reasonable attorneys' fees through and including the costs of any appeals and any appellate costs and regardless of whether any specific legal proceedings shall be commenced in connection therewith.
17.Guarantor hereby represents and warrants that this Agreement constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor and Guarantor's successors and assigns in accordance with its terms; provided Guarantor shall not be permitted to assign this Agreement without the prior written consent of Lender.
18.This Agreement is irrevocable.
19.Guarantor waives all exemption rights which Guarantor may have under or by virtue of the Constitution or the laws of the United States of America or of any state against this Agreement, any renewal hereof, or any indebtedness or liability represented hereby.
20.Lender may, without demand or notice of any kind, at any time, or from time to time, when any amount shall be due and payable hereunder by Guarantor, appropriate and apply toward the payment of such amount, and in such order of application as Lender may from time to time elect, any property, balances, credits, deposits, accounts, items or monies of Guarantor in the possession or control of Lender for any purpose.
21.This Agreement shall not be deemed to affect, limit, modify or otherwise have any impact or effect upon, or be affected, limited or modified by, any other agreement of guaranty or suretyship given by Guarantor with respect to the Loan or other obligations under the Loan Documents. Notwithstanding anything to the contrary herein contained, this Agreement shall be deemed supplemental to, and not in derogation of, any such agreement of guaranty or suretyship or any other instrument now or hereafter executed by Guarantor in favor of Lender.
22.It is the intent of Guarantor and Lender that in any Proceeding (as hereinafter defined), Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to Lender) to be avoidable or enforceable against Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of Guarantor hereunder (or any other obligations of Lender) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions". Accordingly, to the extent that the obligations of Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum guaranteed obligations for which Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of Guarantor hereunder (or any other obligations of Guarantor to Lender), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of Lender hereunder to the maximum extent that would not cause the obligations of Guarantor have to be subject to avoidance under the Avoidance Provisions, and neither Guarantor nor any other Person shall have any right or claim under this Section as against Lender that would not otherwise be available to such Person under the Avoidance Provisions.
As used in this Section, the term "Proceedings" shall mean, with respect to Guarantor, a voluntary or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Guarantor or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Guarantor or any substantial part of its property.
23.To the extent permitted by Law, Guarantor unconditionally waives any defense to the enforcement of this Agreement, including, without limitation:
(a)    All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement;
(b)    Any right to require Lender to proceed against Borrower or any guarantor at any time or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy whatsoever at any time;
(c)    The defense of any statute of limitations affecting the liability of Guarantor hereunder or the liability of Borrower, or any guarantor under the Loan Documents, or the enforcement hereof, to the extent permitted by law;
(d)    Any defense arising by reason of any invalidity or unenforceability of (or any limitation of liability in) any of the Loan Documents or any disability of Borrower or any guarantor or of any manner in which Lender has exercised its rights and remedies under the Loan Documents, or any question from any cause whatsoever of the liability of Borrower, or any guarantor;
(e)    Without limiting clause (d) above, any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;
(f)    Any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor;
(g)    Any defense based upon an election of remedies by Lender, including any election to proceed by judicial or nonjudicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any guarantor for reimbursement, or both;
(h)    Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other aspects more burdensome than that of a principal;
(i)    Any defense based upon Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;
(j)    Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;
(k)    Any duty of Lender to advise Guarantor of any information known to Lender regarding the financial condition of Borrower and all other circumstances affecting Borrower's ability to perform its obligations to Lender, it being agreed that Guarantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; and
(l)    Any right of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which Lender now has or may hereafter have against Borrower or any benefit of, or any right to participate in, any security now or hereafter held by Lender.
Guarantor understands that the exercise by Lender of certain rights and remedies may affect or eliminate Guarantor's right of subrogation against Borrower or any guarantor and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers Lender, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Agreement to the contrary, unless and until each and every indebtedness, liability and obligation of Borrower to Lender shall have been fully paid, performed and discharged, Guarantor hereby waives and releases and agrees that Guarantor shall not pursue any claim or other rights which Guarantor may now have or hereafter acquire against Borrower or any other guarantor of all or any of the obligations of Guarantor hereunder that arise from the existence or performance of Guarantor's obligations under this Agreement or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against Borrower or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.
In addition, without limiting any other waivers herein, Guarantor hereby gives the following waivers:
(m)    To the extent permitted by law, Guarantor waives all rights and defenses that a guarantor may have because the debtor's debt is secured by real property. This means, among other things:
(i)The creditor may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the debtor.
(ii)If the creditor forecloses on any real property collateral pledged by the debtor:
(A)    The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
(B)    The creditor may collect from Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the debtor.
This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the debtor's debt is secured by real property.
Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay to (i) perfect or continue the perfection of any lien or security interest in any collateral which secures the obligations of Borrower, Guarantor, or any other guarantor, or (ii) protect the property covered by any such lien or security interest.
24.WAIVER OF JURY TRIAL. GUARANTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY GUARANTOR AND GUARANTOR ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR FURTHER ACKNOWLEDGES THAT GUARANTOR HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT GUARANTOR HAS HAD THE OPPORTUNITY TO

DISCUSS THIS WAIVER WITH COUNSEL. GUARANTOR AGREES THAT THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 156 U.S.C. SECTION 1601, ET SEQ.
25.In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions shall be in no way affected, prejudiced or disturbed thereby.
26.Guarantor recognizes that this Agreement when executed constitutes a sealed instrument and as a result will be enforceable as such without regard to any statute of limitations which might otherwise be applicable and without any consideration.
27.Guarantor acknowledges and agrees that Guarantor's obligations and liabilities under this Agreement shall not be affected in any way by any transfer of interests in Borrower, even though Lender may have consented to such transfer pursuant to the provisions of the Loan Agreement or otherwise.
28.Termination. Notwithstanding anything herein to the contrary, this Agreement shall terminate, and Guarantor shall have no further obligations hereunder, after the Completion Date, as determined by Lender in accordance with the terms of the Loan Agreement.
IN WITNESS WHEREOF, Guarantor has caused this Agreement of Guaranty and Suretyship (Completion) to be duly executed as a document under seal, as of the day and year first written above, with the intent to be legally bound hereby.

GUARANTOR:

FORESTAR GROUP INC., a Delaware corporation
/s/ Christopher L. Nines
Christopher L. Nines Chief Financial Officer and Treasurer